CHRISTENSEN & DUNCAN, CPA'S LC

                          Certified Public Accountants
                       975 East Wood Oak Lane, Suite 200
                           Salt Lake City, Utah 84117
                              Phone (801) 263-7990
                               Fax (801) 263-7838


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Quarterly report of Form 10-Q of our report dated October 10, 2000 on our review of the financial statements of Commercial Concepts, Inc. for the three and six months ended August 31, 2000.

Christensen & Duncan CPA's LC

/s/ Christensen & Duncan CPA's LC

Salt Lake City, Utah
October 12, 2000